                                                                    EXHIBIT 4.14

            JOINDER TO THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                               February 28, 2003

J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
Deutsche Bank Securities Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
TD Securities (USA) Inc.
SunTrust Capital Markets, Inc.
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         Reference is made to the Dollar Senior Subordinated Notes Exchange and
Registration Rights Agreement (the "Exchange and Registration Rights Agreement")
dated February 18, 2003, among TRW Automotive Acquisition Corp., a Delaware corporation (the "Issuer"), J.P. Morgan Securities Inc., Credit Suisse First
Boston LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America
Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) Inc. and SunTrust
Capital Markets, Inc. (collectively, the "Dollar Initial Purchasers") concerning the purchase of the Dollar Senior Subordinated Notes (as defined in the Exchange and Registration Rights Agreement) from the Issuer by the several Dollar Initial
Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Exchange and Registration Rights
Agreement.

         The Issuer and each of the Guarantors party hereto (the "Guarantors")
agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Dollar Senior Subordinated Notes pursuant to the
Purchase Agreement and to induce the Dollar Initial Purchasers to purchase the
Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

                  1. Joinder. Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Exchange and
Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a
Guarantor therein and as if such party executed the Exchange and Registration
Rights Agreement on the date thereof.

                  2. Representations, Warranties and Agreements of the
Guarantors. Each Guarantor represents and warrants to, and agrees with, the several Dollar Initial Purchasers on and as of the date hereof that such
Guarantor has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by

it for the due and proper authorization, execution, delivery and performance of this letter agreement, and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such Guarantor and constitutes a valid and legally binding agreement of such Guarantor enforceable against such Guarantor in accordance with its terms.

                  3. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  4. Counterparts. This letter agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier)
and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  5. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  6. Headings. The headings herein are inserted for the
convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

                                        2

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between the Issuer, the
Guarantors party hereto and the several Dollar Initial Purchasers in accordance with its terms.

                                     Very truly yours,

                                     KELSEY-HAYES COMPANY, as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     KELSEY-HAYES HOLDINGS INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     KH HOLDINGS, INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     LAKE CENTER INDUSTRIES TRANSPORTATION,
                                     INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   President

                                     LUCAS AUTOMOTIVE INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary

                                        3

                                     LUCASVARITY AUTOMOTIVE HOLDING
                                     COMPANY, as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Vice President and General Counsel

                                     TRW AUTO HOLDINGS INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Vice President and General Counsel

                                     TRW AUTOMOTIVE (LV) CORP., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary

                                     TRW AUTOMOTIVE FINANCE (LUXEMBOURG),
                                     S.A.R.L., as Guarantor,

                                     By       /s/ Neil P. Simpkins
                                              ----------------------------
                                     Name:    Neil P. Simpkins
                                     Title:   Sole Manager

                                     TRW AUTOMOTIVE HOLDING COMPANY, as
                                     Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Vice President and General Counsel

                                     TRW AUTOMOTIVE J.V. LLC, as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Vice President and General Counsel

                                       4

                                     TRW AUTOMOTIVE SAFETY SYSTEMS ARKANSAS
                                     INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     TRW AUTOMOTIVE U.S. LLC, as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Vice President and General Counsel

                                     TRW COMPOSANTS MOTEURS INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary

                                     TRW EAST INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     TRW OCCUPANT RESTRAINTS SOUTH AFRICA
                                     INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     TRW ODYSSEY INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                       5

                                     TRW OVERSEAS INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Assistant Secretary and Vice
                                              President

                                     TRW POWDER METAL INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     TRW SAFETY SYSTEMS INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     TRW TECHNAR INC., as Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                     TRW VEHICLE SAFETY SYSTEMS INC., as
                                     Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Vice President and General Counsel

                                     VARITY EXECUTIVE PAYROLL, INC., as
                                     Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary

                                        6

                                     WORLDWIDE DISTRIBUTION CENTERS, INC., as
                                     Guarantor,

                                     By       /s/ David L. Bialosky
                                              -----------------------------
                                     Name:    David L. Bialosky
                                     Title:   Secretary and Vice President

                                       7

Accepted:  February 28, 2003

J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC
LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
SCOTIA CAPITAL (USA) INC.
TD SECURITIES (USA) INC.
SUNTRUST CAPITAL MARKETS, INC.

By:  J.P. MORGAN SECURITIES INC.

By:

         /s/ Benjamin Ben-Attar
--------------------------------------
Name:    Benjamin Ben-Attar
Title:   Vice President

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